UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2012 (September 20, 2012)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)

As previously disclosed on the Current Report on Form 8-K filed on July 5, 2012 (the “Prior Report”), Affinion Group, Inc. (“Affinion”) and Affinion Group Holdings, Inc., the parent of Affinion (“Holdings” and, together with Affinion, the “Company”), announced certain changes at the senior management level, including that Nathaniel J. Lipman, the Company’s Chief Executive Officer and Chairman of the Board of Directors, would resign from his position as Chief Executive Officer and, effective upon his resignation, the Company had appointed Todd H. Siegel, the Company’s Executive Vice President and Chief Financial Officer, to succeed Mr. Lipman as Chief Executive Officer. As disclosed in the Prior Report, Mr. Lipman’s resignation from, and Mr. Siegel’s appointment as, Chief Executive Officer would become effective at such time as a new chief financial officer is appointed by the Company (the “Effective Date”), and Mr. Lipman will continue to serve as the executive Chairman of the Board of Directors of each of the Companies following his resignation as Chief Executive Officer.

The Company has appointed Mark Gibbens as its new chief financial officer and accordingly, the Effective Date for the senior management changes described in the Prior Report, as modified by this report, occurred on September 20, 2012. In addition, as of the Effective Date, the Company has appointed (a) Steven E. Upshaw to serve as Chief Executive Officer of Global Financial Services and Co-President of Affinion and (b) Richard J. Fernandes, to serve as Chief Executive Officer — Global Retail Services and Co-President of Affinion.

Mark Gibbens, age 45, has been appointed Executive Vice President and Chief Financial Officer of the Company. Since 2000, Mr. Gibbens has been employed with Alcatel-Lucent SA, most recently serving as Head of Corporate Finance and Global Chief Investment Officer since 2008. From 1999 to 2000, Mr. Gibbens served as Vice President, Finance at Online Retail Partners, LLC and from 1989 to 1999 he held numerous positions in the Treasurer’s Office of General Motors Corporation.

Mr. Gibbens entered into an employment agreement, dated as of September 20, 2012 (the “Gibbens Employment Agreement”), with the Company, in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company. The Gibbens Employment Agreement contemplates that Mr. Gibbens will serve in these positions for a period commencing on October 1, 2012 and ending on the first anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the Gibbens Employment Agreement. After the Initial Term, the Gibbens Employment Agreement is subject to automatic one-year renewals unless either Mr. Gibbens or the Company provides at least ninety (90) days’ prior written notice of its intent not to renew the Gibbens Employment Agreement.

Under the Gibbens Employment Agreement, Mr. Gibbens will receive a base salary of $400,000 and be eligible for an annual target bonus of 100% of his base salary; provided, that, performance objectives determined each year by the Company are met. In addition, Mr. Gibbens will receive (i) a signing bonus of $100,000 upon completion of ninety (90) days of employment, provided, that, in the event that Mr. Gibbens’ employment is terminated for cause or if he resigns other than for good reason within eighteen (18) months following the date he commences employment, Mr. Gibbens will promptly repay the full amount of the signing bonus to the Company; (ii) a monthly car allowance equal to $1,445; and (iii) certain relocation benefits, including reimbursement for reasonable costs incurred in connection with his relocation to the Stamford, Connecticut area, reimbursement of expenses incurred in connection with his relocation from Paris up to maximum amount of €50,000, less the amount of any expenses reimbursed by his previous employer, and a relocation allowance equal to $15,000, grossed up for applicable taxes.

The Gibbens Employment Agreement also contemplates that, subject to approval of the Compensation Committee of the Company, Mr. Gibbens will be granted stock options to purchase 200,000 shares of the Company’s common stock with a per share exercise price equal to the per share fair market value on the date of grant.

If the Company terminates Mr. Gibbens’ employment without cause, or if Mr. Gibbens terminates his employment for good reason, the Company will pay Mr. Gibbens, on a monthly basis over a twenty-four (24) month period, the sum of 100% of his annual base salary and his target bonus.

Under the Gibbens Employment Agreement, Mr. Gibbens is subject to a three-year post-termination non-solicitation covenant and a three-year post-termination non-competition covenant.

(d)

In addition, on the Effective Date, Mr. Siegel was appointed to serve as a member of the Board of Directors of each of the Companies. The size of the Board of Directors of each of the Companies was increased to 12 members and there were no other changes to the composition of the Board of Directors of the Company. Mr. Siegel has not been appointed to serve on any committees of the Board of Directors of either of the Companies.

(e)

In connection with the changes at the Company’s senior management level described above and in the Prior Report, on September 20, 2012, the Company and each of Messrs. Siegel, Upshaw and Fernandes entered into employment agreement amendments. In general, the employment agreement amendments reflect the same terms described in the Prior Report, except that the amendment to Mr. Siegel’s employment agreement alters the severance protection in the event of a termination without cause or resignation for good reason. If Mr. Siegel experiences such a termination during the term of his employment, he will be entitled to receive an amount equal to two times the sum of his annual base salary plus target bonus.

In addition, the Company and Mr. Lipman entered into a new employment agreement, dated as of September 25, 2012 (the “Lipman Employment Agreement”), in connection with the change in his role with the Companies. The Lipman Employment Agreement contemplates that Mr. Lipman will serve as executive Chairman of the Board of Directors of each of the Companies for a period commencing on September 25, 2012 and ending on December 31, 2013 (the “Initial Term”), unless terminated earlier pursuant to the Lipman Employment Agreement. After the Initial Term, the Lipman Employment Agreement is subject to automatic one-year renewals unless either Mr. Lipman or the Company provides at least ninety (90) days’ prior written notice of its intent not to renew the Lipman Employment Agreement.

Under the Employment Agreement, Mr. Lipman will receive a base salary of $1,020,000 and be eligible for an annual target bonus of 175% of his base salary; provided, that, performance objectives determined each year by the Company are met; provided, further, that Mr. Lipman will not be eligible to receive an annual bonus from the Company for any year commencing after December 31, 2012.

In addition, as previously disclosed in the Prior Report, Mr. Lipman will forfeit certain restricted stock units (“RSUs”) previously granted to him that are scheduled to vest in April 2014. However, Mr. Lipman will retain and continue to vest in the RSUs that are scheduled to vest in April 2013 and August 2013, subject to Mr. Lipman’s continued service on each applicable vesting date; provided, however, that in the event that Mr. Lipman’s employment is terminated without cause or Mr. Lipman resigns for good reason prior to an applicable vesting date, Mr. Lipman will continue to vest in any unvested RSUs as though his employment continued through the applicable vesting date.

If the Company terminates Mr. Lipman’s employment without cause, or if Mr. Lipman terminates his employment for good reason, in either case on or prior to December 31, 2013, the Company will pay Mr. Lipman the amount of base salary Mr. Lipman would have earned during the period between the date of termination and December 31, 2013, in monthly installments during such period.

Under the Employment Agreement, Mr. Lipman is subject to a three-year post-termination non-solicitation covenant and a three-year post-termination non-competition covenant.

Item 7.01 Regulation FD Disclosure.

On September 21, 2012, the Company issued a press release announcing the appointment of Mark Gibbens as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press Release issued by Affinion Group, Inc. dated September 21, 2012.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: September 26, 2012	By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Chief Executive Officer

AFFINION GROUP, INC.

Date: September 26, 2012	By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Chief Executive Officer